Exhibit 99.1

Writer’s Name:	Tan Wei Shyan	Tel:	6439 0792

Secretary:	Joyce Lim	E-Mail:	weishyan.tan@shooklin.com

Our ref:	TWS/ 2240140		By Email Only

29 July 2025

PRIVATE & CONFIDENTIAL

TechCreate Group Ltd.

336 Smith Street

#06-303, New Bridge Centre,

Singapore 050336

Attention: The Board of Directors

Dear Sir/ Madam,

SINGAPORE LEGAL OPINION ON THE PROPOSED LISTING OF TECHCREATE GROUP LTD. (THE “GROUP”) ON THE NYSE AMERICAN LLC (“NYSE AMERICAN”) BY WAY OF SHARE OFFER (THE “LEGAL OPINION”) – LEGAL DUE DILIGENCE ON TECHCREATE SOLUTION PRIVATE LIMITED (“TECHCREATE”) AND DIGINIUS PTE. LTD. (“DIGINIUS”) (COLLECTIVELY, THE “TECHCREATE ENTITIES” AND EACH, A “TECHCREATE ENTITY”).

I.	INTRODUCTION

We are a law firm duly qualified to practice Singapore law in Singapore.

We act as Singapore legal counsel to TechCreate in connection with the Listing (as defined below) and we refer to the Registration Statement on Form F-1 (“Registration Statement”) filed by TechCreate Group Ltd. (the “ListCo”) with the Securities and Exchange Commission of the United States of America (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (“Securities Act”), of the public offering (“Listing”) of Class A Ordinary Shares in the capital of the ListCo. We have taken instructions solely from the Company.

II.	LEGAL ADVICE SOUGHT

We have been requested by the ListCo to advise on the following matters:

A.	due incorporation and good standing of each TechCreate Entity;

B.	corporate information relating to each TechCreate Entity in respect of its dividend payments, directors, shareholders, and share capital;

C.	whether the material contracts/agreements entered into by each TechCreate Entity (or in relation to the shares of each TechCreate Entity, as the case may be) which are governed by Singapore law are legally binding, valid and enforceable;

Shook Lin & Bok LLP	旭龄及穆律师事务所

1 Robinson Road #18-00 AIA Tower Singapore 048542 Tel: +65 6535 1944 Fax: +65 6535 8577 Email: slb@shooklin.com Website: www.shooklin.com

Shook Lin & Bok LLP (Unique Entity No. T07LL0924K) is registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A) with limited liability.

THE INFORMATION CONTAINED IN THIS TRANSMISSION IS CONFIDENTIAL AND ONLY FOR THE INTENDED RECIPIENT IDENTIFIED ABOVE. IF YOU ARE NOT THE INTENDED RECIPIENT, YOU ARE HEREBY NOTIFIED THAT ANY DISSEMINATION OR USE OF THIS COMMUNICATION IS PROHIBITED. IF YOU HAVE RECEIVED THIS TRANSMISSION IN ERROR, PLEASE IMMEDIATELY NOTIFY US BY TELEPHONE, RETURN THE ORIGINAL MESSAGE TO US, AND RETAIN NO COPY.

D.	disclosure of material Singapore laws and regulations which are applicable to each TechCreate Entity’s business operations in the Registration Statement;

E.	whether each TechCreate Entity has the necessary licences, approvals and/or permits from governmental and regulatory authorities which are material for the conduct of its business and operations in Singapore, and if there are any material legal impediments for each TechCreate Entity to renew them;

F.	each TechCreate Entity’s intellectual properties (if any) in Singapore;

G.	whether each TechCreate Entity owns or rents from third parties any properties in Singapore and whether the use of these properties is in compliance with the permitted use under the relevant agreement(s) (if applicable) and as permitted by the Urban Redevelopment Authority;

H.	whether any TechCreate Entity is involved in any legal proceedings and/or regulatory actions in Singapore;

I.	whether each TechCreate Entity has complied with the requirements of Singapore law in respect of the employment of foreign and local manpower and in respect of laws in relation to labour and trade unions where applicable;

J.	whether the employment contracts entered into by each TechCreate Entity which are governed by Singapore law are legally binding, valid and enforceable;

K.	whether each TechCreate Entity has complied with mandatory insurance requirements for its employees under Singapore law;

L.	whether each TechCreate Entity has complied with the requirements of Singapore law in respect of contributions to the Central Provident Fund (“CPF”) for its employees;

M.	matters relating to the Listing; and

N.	tax matters.

III.	GOVERNING LAW

This Legal Opinion, and in particular our advice and/or opinions set out in Section V herein, is limited to matters of the laws of Singapore as applied by the Singapore courts as at the date of this Legal Opinion and is given on the basis that it will be governed by and construed in accordance with the laws of Singapore. Any liability which may arise in respect of this Legal Opinion is to be governed by the laws of Singapore.

We express no advice and/or opinions with respect to the laws of any other jurisdiction. We have made no investigation of the laws of any country or jurisdiction other than Singapore and do not express or imply any advice and/or opinions thereof.

Our advice and/or opinions expressed herein pertain to the laws of Singapore only, and we express no advice and/or opinions with respect to any other matter. This Legal Opinion is also given on the basis that we undertake no responsibility and are under no obligation to advise you of any other matters that may occur after the date of this Legal Opinion which could render the advice and/or opinions expressed herein no longer applicable.

IV.	LEGAL WORK UNDERTAKEN

For the purposes of rendering our advice and/or opinions set out in Section V herein, we have been provided with, and reviewed and relied on, information and originals or copies of documents specifically set out in Schedule 1 below (the “Reference Documents”) and the confirmation letter given by Lim Heng Hai, a director signing for and on behalf of each TechCreate Entity, dated 29 July 2025 (the “Confirmation Letter”, together with the Reference Documents, the “Documents”). For the purposes of rendering our advice and/or opinions set out in Section V herein, we have relied on the Confirmation Letter only to the extent such information do not involve matters of law and are not inconsistent with our understanding and knowledge in any material respect. Although we are not aware that any material documents and/or information have been withheld or not been provided to us, we further assume that no material documents and/or information whenever requested during the due diligence process have been withheld or otherwise not provided to us for any reason.

Other than the Documents, we have not reviewed any other information and/or documents and have not made any other enquiries or investigations for the purpose of rendering our advice and/or opinions set out in Section V herein. We express no opinion on the following matters:

A.	any financial statements or other financial data, or any other financial, business, statistical, operational, or audit issues (including matters relating to the prospects and future performance of the Company); and

B.	any statements or opinions as to the prospects, projections or the occurrence of matters in the future.

V.	OUR ADVICE AND/OR OPINIONS

Based on our review of the Documents, and subject to the assumptions and qualifications set out in Sections IV, VI and VII herein, we wish to advise and/or opine as follows. Our advice and/or opinions below are expressed and/or given as at the date of this Legal Opinion (unless expressly stated otherwise):

A.	Due incorporation and good standing of each TechCreate Entity

1.	Each TechCreate Entity was duly and validly incorporated with limited liability under the Companies Act 1967 of Singapore (the “Companies Act”) with details as follows:

Name of Entity	Legal Form	Date of Incorporation
TechCreate Solution Private Limited	Private Company Limited by Shares	16 March 2015
Diginius Pte. Ltd.	Private Company Limited by Shares	6 February 2020

Based on our review of the Documents and the Confirmation Letter, all necessary governmental and regulatory approvals, permits, consents, licences, certificates, registrations and other filings in respect of the incorporation of each TechCreate Entity have been obtained or made.

2.	Each TechCreate Entity is validly existing in Singapore, and has the status of an independent legal entity, having full capacity, power, and authority to enter into legally binding and enforceable contracts and undertakings, with full power to sue or be sued in its own name, and it may do any act that is legally permitted or required to do by its Constitution or any law of Singapore. Based on our review of the Documents, each TechCreate Entity has the corporate power and capacity to carry on the Business Activities (as defined below).

3.	Save as disclosed under sub-paragraphs a) and b), each TechCreate Entity is in good standing in Singapore, meaning solely that it had not failed to hold any Annual General Meetings (“AGM”) or failed to make any filing with any Singapore authority which would render it liable to be struck off the register of companies with ACRA and thereby cease to exist under the laws of Singapore.

Late holding of AGM

TechCreate

a)	In relation to the AGM held on 11 July 2025, we note that the AGM was not held within the statutory time period (i.e. within six (6) calendar months from the date of the financial year end) in accordance with Section 175(1) of the Companies Act then in force. Notwithstanding Section 175(1) of the Companies Act, the Registrar of Companies (the “Registrar”) may, on the application for an extension of time by a company extend the period of six (6) months for any special reason it thinks fit to do so.

As TechCreate’s financial year ended was 31 December 2024, pursuant to section 175(1) of the Companies Act, TechCreate had to hold its AGM by 30 June 2025. Based on our review of the Documents, TechCreate was granted a 60-day extension of time for the AGM to be held by 29 August 2025 pursuant to the Extension of Time for AGM / Annul Return application made with the Registrar on 27 June 2025. Hence, the delayed holding of the AGM was valid and not subject to any penalties.

Diginius

b)	In relation to the AGM held on 11 July 2025, we note that the AGM was not held within the statutory time period (i.e. within six (6) calendar months from the date of the financial year end) in accordance with Section 175(1) of the Companies Act then in force. Notwithstanding Section 175(1) of the Companies Act, the Registrar may, on the application for an extension of time by a company extend the period of six (6) months for any special reason it thinks fit to do so.

As Diginius’ financial year ended was 31 December 2024, pursuant to section 175(1) of the Companies Act, Diginius had to hold its AGM by 30 June 2025. Based on our review of the Documents, Diginius was granted a 60-day extension of time for the AGM to be held by 29 August 2025 pursuant to the Extension of Time for AGM / Annul Return application made with the Registrar on 27 June 2025. Hence, the delayed holding of the AGM was valid and not subject to any penalties.

4.	Our review of the Documents does not indicate the existence of any charge required to be registered under the Companies Act, nor have we found from our searches conducted with ACRA any charge registered with ACRA for each TechCreate Entity as at 25 July 2025.

5.	Based on our review of the Documents, the Constitution, as amended from time to time, of each TechCreate Entity complies with the requirements of Singapore law as at the date hereof and has been duly adopted by such TechCreate Entity.

B.	Corporate information

1.	Share capital and Shareholders

a)	The issued and paid-up capital of each TechCreate Entity are in accordance with each TechCreate Entity’s Constitution and the particulars registered with ACRA, based on searches conducted with ACRA on 25 July 2025. For the purposes of this Legal Opinion, shares in the capital of each TechCreate Entity shall be referred to as “Shares”.

b)	The issued and paid-up share capital and the respective percentages of shareholdings of the existing shareholders of each TechCreate Entity are contained in the electronic register of members maintained by the Registrar pursuant to Section 196A of the Companies Act.

c)	The issued and paid-up share capital of each TechCreate Entity, based on searches conducted with ACRA on 25 July 2025, was as follows:

Name	Share Capital
TechCreate	S$1,341,740 consisting 101,880 Class A and Class B fully paid-up Shares
Diginius	S$10,000 consisting 10,000 ordinary and fully paid-up Shares

d)	The shareholders of each TechCreate Entity, based on searches conducted with ACRA on 25 July 2025, and their respective shareholdings were as follows:

TechCreate

Name	Total Number of Shares	Number of Class A shares	Number of Class B shares	Percentage of Shareholding (%)
TechCreate Group Inc.	101,880	86,901	14,979	100.00
Total	101,880	86,901	14,979	100.00

Diginius

Name	Number of Shares	Percentage of Shareholding (%)
TechCreate Solution Private Limited	10,000	100.0
Total	10,000	100.0

e)	The relevant shareholder listed in paragraph (d) above is the legal and registered owner of the Shares set out against its name in the register of members of each TechCreate Entity.

All issues, allotment and transfers of Shares and all changes in the issued and paid-up capital of each TechCreate Entity since its incorporation to date are set out in Schedule 2. Apart from the issue, allotment and transfers of Shares as set out in Schedule 2, based on the Confirmation Letter, there has been no other shareholding changes in each TechCreate Entity and TechCreate Entity has not granted any person any right, warrant or option to subscribe for, or any security convertible into, any Shares or other equity interest in the relevant TechCreate entity. Based on our review of the Documents, all issues, allotment and transfers of Shares as shown in Schedule 2 were validly, properly and legally conducted, completed, settled, duly authorised, duly recorded, have been fully paid-up and effected in accordance with the Constitution of each TechCreate Entity (where applicable) and the Companies Act, and duly lodged with ACRA.

f)	Since the date of each TechCreate Entity’s incorporation, based on our review of the Documents and as confirmed in the Confirmation Letter, there is no evidence of any (i) outstanding agreements or unexercised options, warrants, conversion, pre-emptive or other similar rights (whether exercisable now or in the future and whether contingent or not) in respect of the allotment, issue, purchase, transfer, buy-back or redemption of any Shares or unissued shares in the share capital of each TechCreate Entity, save for the pre-emption rights provided in the Constitution of each TechCreate Entity; (ii) security interests, liens, mortgages, charges, pledge, claims, attachments or other encumbrances over any Shares (or equity interests in the Shares) or unissued shares in the share capital of each TechCreate Entity; or (iii) reduction of capital carried out by each TechCreate Entity.

g)	There are no legal restrictions under Singapore law on the nationality of the shareholders of each TechCreate Entity or the percentage of local or foreign shareholding in each TechCreate Entity.

2. Board of Directors

a)	Based on searches conducted with ACRA on 25 July 2025, the composition of the current Board of Directors of each TechCreate Entity is as follows:

TechCreate

Name	Date of Appointment
Ng Ling Soon (Huang Neng Shun)	27 June 2025
Ling Wee Seng @ Lim Chin San	16 February 2024
Lim Heng Hai	16 March 2015

Diginius

Name	Date of Appointment
Lim Heng Hai	6 February 2020

b)	Based on our review of the Documents, the appointments of the current Board of Directors of each TechCreate Entity are valid and were duly authorised and lodged with ACRA.

3. Auditor(s)

a)	Pursuant to section 205(1) of the Companies Act, a company must appoint an auditor within three (3) months from the date of incorporation. However, section 205A of the Companies Act states that a company which is exempt from audit requirements under section 205C of the Companies Act is exempt from section 205(1) of the Companies Act and will not need to appoint an auditor until such time that the company ceases to be exempt under section 205C of the Companies Act, then, the Company shall appoint a person or persons to be auditor or auditors of the company at any time before the next annual general meeting.

b)	To be exempt from audit requirements under section 205C of the Companies Act, a company must be considered as a “small company” pursuant to the Thirteenth Schedule of the Companies Act.

c)	Based solely on the Confirmation Letter, Diginius is exempted from audit requirements and is not required to appoint an auditor since incorporation as it is considered as a “small company” pursuant to the Thirteenth Schedule of the Companies Act.

d)	Based solely on the Confirmation Letter, TechCreate was exempted from audit requirements and was not required to appoint an auditor from the date of its incorporation until 22 March 2021 as it was considered as a “small company” pursuant to the Thirteenth Schedule of the Companies Act. However, as it ceased to be considered as a “small company”, TechCreate had to appoint an auditor pursuant to section 205A of the Companies Act. Based on our review of the Documents, the appointment of TechCreate’s first auditor, Brandon Soh & Associates for the period starting 22 March 2021 to 15 February 2023 was valid and duly authorised and lodged with ACRA.

e)	Based on our review of the Documents, the appointment of TechCreate’s current auditor, OneAsia Corporate Assurance PAC is valid and was duly authorised and lodged with ACRA.

4. Dividends

a)	Under Singapore law, each TechCreate Entity may, by ordinary resolution, declare dividends at a general meeting without seeking any governmental approval, but it may not pay dividends in excess of the amount recommended by its directors. The directors of each TechCreate Entity may declare an interim dividend without seeking the approval of its shareholders. Dividends may only be paid out of the profits of each TechCreate Entity. Subject to the foregoing, each TechCreate Entity has the power and authority to effect dividend payments (whether in cash or in kind) to its shareholders under its Constitution.

b)	Under Singapore law and the Constitution of each TechCreate Entity, there are no restrictions on the currency used to effect dividend payments.

c)	There are no exchange controls under Singapore law in respect of the dividend payments to parties in jurisdictions outside Singapore, pursuant to the notice issued by the Monetary Authority of Singapore (“MAS”) on 25 May 1978 (MAS 1103, Reference: ID Circular 6/78 dd 25.5.78) (“MAS Notice 1103”). MAS Notice 1103 provides inter alia that “With effect from 1 June 1978, all persons are exempted from the provisions, obligations, etc, imposed under the various sections of the Exchange Control Act 1953 of Singapore. Therefore, no exchange control formalities or approvals are required for all forms of payments or capital transfers”.

C.	Whether the material contracts/agreements entered into by each TechCreate Entity (or in relation to the shares of each TechCreate Entity, as the case may be) which are governed by Singapore law are legally binding, valid and enforceable

Based on our review of the Documents and as confirmed in the Confirmation Letter, for the period of three (3) years before the date of this Legal Opinion, each TechCreate Entity has entered into the following material contracts outside the ordinary course of business (the “Material Contracts”):

TechCreate

No.	Parties	Description of Contract
1.	TechCreate OrangePay Pte. Ltd. (“OrangePay”)	Distributor Agreement entered into between OrangePay and TechCreate whereby OrangePay agreed for TechCreate to provide professional services to a client on OrangePay’s behalf dated 2 January 2020.

2.	TechCreate Axway Pte. Ltd. (“Axway”)

Partner Agreement entered into between Axway and TechCreate whereby the parties worked together on a non-exclusive basis to identify mutually beneficial business opportunities to offer products and services dated 13 August 2019.

3.	TechCreate ICHAM Master Fund VCC (“ICHAM”) Lim Heng Hai Ronald Vong Chin Hua	Subscription Agreement between ICHAM and TechCreate and Lim Heng Hai and Ronald Vong for ICHAM to invest in the Company and subscribe for shares in the Company dated 1 August 2024.

Diginius

1.	Nil.

Based on our review of the Material Contracts, we are of the view that each TechCreate Entity has full capacity and authority to enter into each of the Material Contracts with the relevant counterparties thereto, and that each of the Material Contracts has been duly executed and is legal binding, valid and enforceable. Based on the Confirmation Letter, we are not aware of any material risks of infringement of the Material Contracts either by the relevant TechCreate Entity against a third party or vice versa.

D.	Disclosure of Singapore laws and regulations applicable to the TechCreate Entities in the Registration Statement

The statements set forth in (i) the section titled “Regulation” of the Registration Statement, and the statements set forth in (ii) other sections of the Registration Statement insofar as such statements constitute summaries of Singapore legal or regulatory matters referred to therein, fairly summarise in material respects such Singapore legal or regulatory matters and are true, accurate, complete and not misleading in any material respect in the context in which those statements appear.

E.	Whether each TechCreate Entity has the necessary licences, approvals and/or permits from governmental and regulatory authorities which are material for the conduct of its business and operations in Singapore, and any material legal impediments for the TechCreate Entities to renew them

1.	Based on searches conducted with ACRA on 25 July 2025 and the Confirmation Letter, the TechCreate Entities are presently engaged in the following business activities (“Business Activities”):

TechCreate

a)	Management Consultancy Services (70201)

Diginius

a)	Other Information Service Activities N.E.C. (63909); and

b)	Management Consultancy Services (70201).

which are in compliance with its Constitution.

2.	Based on our review of the Documents and the Confirmation Letter, as at the date of this Legal Opinion, we are not aware of any instances where the TechCreate Entities are required to obtain any licences, approvals, consents and/or permits for the conduct of their respective Business Activities in Singapore.

F.	The TechCreate Entities’ intellectual properties (if any) in Singapore

1.	Based on the Intellectual Property Office of Singapore (“IPOS”) public search conducted on 25 July 2025 and the Confirmation Letter, the TechCreate Entities had not registered or applied for any trademarks, patents and/or domain names in Singapore (the “Intellectual Property Rights”).

2.	There are no records of any intellectual property applications and registrations by or relating to either TechCreate Entity in Singapore and the TechCreate Entities do not own any other intellectual property rights in Singapore, or have any pending applications for intellectual property rights in Singapore.

G.	Whether the TechCreate Entities owns or rents from third parties any real properties in Singapore and whether the use of these properties is in compliance with the permitted use under the relevant agreement(s) and as permitted by the Urban Redevelopment Authority

Owned Premises

1.	Based on our review of the Documents and the Confirmation Letter, the TechCreate Entities are not the registered proprietor of any real property in Singapore since its incorporation.

Rented Premises

TechCreate

2.	Based on our review of the Documents, TechCreate has rented from/to third parties the following real properties in Singapore:

Address	Lessor	Lessee	Term
Block 336 Smith Street #06-303, Singapore 050336	Housing and Development Board (HDB)	TechCreate	1 July 2021 to 30 June 2027

Block 336 Smith Street #06-303, Singapore 050336	TechCreate	OrangePay Pte. Ltd.	1 July 2021 to 30 June 2027

Diginius

Based on our review of the Documents, Diginius has rented from/to third parties the following real properties in Singapore

Address	Lessor	Lessee	Term
Block 336 Smith Street #06-310, Singapore 050336	Housing and Development Board (HDB)	Diginius	16 July 2023 to 15 June 2026

Based on the Confirmation Letter, save for those disclosed above, the TechCreate Entities have not rented any other real property from/to third parties in Singapore since its incorporation.

Each rental agreement entered into by each TechCreate Entity is legal, valid, enforceable against the other party under Singapore law and each TechCreate Entity is entitled to enjoy exclusive possession of the premises of all subsisting rentals (as at the date of this Legal Opinion) in accordance with the terms of the agreements.

H.	Whether any TechCreate Entity is involved in any legal proceedings or regulatory actions in Singapore

1.	Based on the results of the litigation searches conducted on the TechCreate Entities with the Supreme Court and the State Courts of Singapore on 25 July 2025 (the “Searches”) and the Confirmation Letter:

a)	each TechCreate Entity is not, and has not been, the subject of or involved in any legal proceedings (including insolvency, winding-up or dissolution proceedings), whether as plaintiff or defendant, or action taken or initiated by any regulatory or governmental authority in Singapore; and

b)	no notice of appointment of a receiver, administrator or liquidator of the TechCreate Entities or any of its assets has been issued nor any declaration or order of such been made against the TechCreate Entities (the events described in sub-paragraph (a) above and this sub-paragraph (b) shall be referred to collectively as “Corporate Proceedings”), save as set out in Schedule 3.

Based on our review of the Documents, we are not aware of any shareholders’ resolutions passed in relation to (a) the winding-up, dissolution or liquidation of any TechCreate Entity; or (b) the appointment of a receiver, administrator, liquidator or similar office for any TechCreate Entity.

2.	We are not aware of any actual, pending or threatened Corporate Proceedings (other than those revealed by searches as described in the immediate preceding paragraph) of which any TechCreate Entity is the subject of or is involved in, and there is no evidence that indicates otherwise from our review of the Documents. Based on the Confirmation Letter, the TechCreate Entities are not involved in any arbitral, disciplinary or similar proceedings in Singapore.

I.	Whether each TechCreate Entity has complied with the requirements of Singapore law in respect of the employment of foreign and local manpower and in respect of laws in relation to labour and trade unions where applicable

General

1.	The Employment of Foreign Manpower Act 1990 of Singapore (“EFMA”) regulates the employment of foreign manpower in Singapore. Non-Singapore resident individuals are required to hold a valid work pass before they can work in Singapore. There are various work passes granted to the individual concerned, such as employment pass, S pass and work permits, depending on the nature of his/her work. Singapore employers are subject to foreign manpower quota prescribed by the Ministry of Manpower (“MOM”) which seeks to encourage employers to hire local employees.

2.	The Employment Act 1968 of Singapore (“Employment Act”) covers every employee (regardless of nationality) who is under a contract of service with an employer (“Employment Act Employees”), except any seafarer, any domestic worker and any person employed by a statutory board or the government of Singapore. Notwithstanding the foregoing, Part IV of the Employment Act which regulates the rest days, hours of work and other conditions of service, only applies to workmen earning a monthly salary not exceeding S$4,500 and employees (other than workmen or persons employed in a managerial or an executive position) earning a monthly salary not exceeding S$2,600.

3.	Further, based on the list of employers convicted under the Employment Act as published by the MOM as at 25 July 2025 for the period of January 2024 to December 2024, we are not aware of any instances of non-compliance by the TechCreate Entities with any obligations under the Employment Act in respect of the employment of foreign and local manpower.

J.	Whether the employment contracts entered into by each TechCreate Entity which are governed by Singapore law are legally binding, valid and enforceable

1.	In respect of the employment contracts entered into by each TechCreate Entity which are governed by Singapore law, we have reviewed the following employment contracts, details of which are set out below:

Description	Parties (Employer / Employee)	Date
Employment Agreement for the employment of Tay Choon Seah as Contract Senior Consultant	TechCreate / Tay Choon Seah	26 July 2023

Employment Agreement for the employment of Law Chiew Kong as Regional Senior Project Manager, ASEAN	TechCreate / Law Chiew Kong	30 June 2021

Employment Agreement for the employment of Khoo Siew Ping as Contract Senior Consultant	TechCreate / Khoo Siew Ping	24 June 2023

Employment Agreement for the employment of Lim Eng Wee as Senior Associate, Marketing	TechCreate / Lim Eng Wee	24 June 2022

Employment Agreement for the employment of Lee Siew Chin as Senior Solution Consultant	TechCreate / Lee Siew Chin	24 June 2021

Based on our review of the Documents and save as disclosed in this Legal Opinion, we are of the view that the Employment Contracts reviewed are legally binding, valid and enforceable under Singapore law.

K.	Whether each TechCreate Entity has complied with mandatory insurance requirements for its employees under Singapore law

Work injury compensation insurance

1.	Prior to 3 September 2019, Section 23(1) of the Work Injury Compensation Act 2019 of Singapore (“WICA”), read with Regulation 2(b) of the Work Injury Compensation (Waiver from Insurance Requirement) Notification (in force prior to 1 September 2020), requires employers to maintain insurance for all employees doing manual work regardless of salary level, and all employees doing non-manual work and earning S$1,600 or less a month. This requirement is applicable to both local and foreign employees. With effect from 1 April 2020 and 1 April 2021, Section 24 of the WICA read with the Second Schedule of the Work Injury Compensation (Insurance) Regulations 2020 states that the salary threshold for all employees doing non-manual work will be raised to S$2,100 and S$2,600 respectively.

Policy Number	Description	Expiry Date
Work Injury Compensation Act 2019 Policy / D24WCANNL001605	Work Injury Compensation Insurance Policy between the insurer, being SOMPO Insurance Pte. Ltd., and the policyholder, being TechCreate	5 August 2025

2.	Based on our review of the Documents and the Confirmation Letter, and save as disclosed in this Legal Opinion, we are of the view that TechCreate is in compliance with the foregoing requirements in relation to the provision of work injury compensation insurance for its employees. We note that Diginius does not have any insurance policies for its employees given that Diginius does not have any employees.

Medical insurance requirement for work permit and S pass holders

3.	Pursuant to the conditions set out in the First and Second Schedules of the Employment of Foreign Manpower (Work Passes) Regulations 2012 (the “EFM Regulations”), an employer would have to comply with the following requirements for each work permit or S pass holder that it employs:

a)	the employer must purchase and maintain medical insurance with coverage of at least S$60,000 per 12-month period of the foreign employee’s employment (or for such shorter period where the foreign employee’s period of employment is less than 12 months) for the foreign employee’s in-patient care and day surgery except as the Controller of Work Passes may otherwise provide by notification in writing; and

b)	where the employer purchases group medical insurance policy for its foreign employees, it shall not be considered to have satisfied the obligation under this condition unless the terms of its group medical insurance policy are such that each and every individual foreign employee is concurrently covered to the extent required under the conditions in this Part IV of the First Schedule and Part II of the Second Schedule of the EFM Regulations.

4.	Based on our review of the Documents and the Confirmation Letter, and the TechCreate Entities have not purchased and maintained medical insurance for work permit and S pass holders given that the TechCreate Entities do not employ any foreign employees.

L.	Whether each TechCreate Entity has complied with the requirements of Singapore law in respect of contributions to the CPF for its employees

1.	The CPF is a compulsory social security savings plan for working Singapore citizens and Singapore permanent residents primarily to fund their retirement, healthcare and housing needs. It is administered by the CPF Board, a statutory board of Singapore. Section 7(1) of the Central Provident Fund Act 1953 of Singapore (the “CPF Act”) provides that every employer shall make monthly contributions in respect of each employee to the CPF at the prescribed rates as set out in the First Schedule of the CPF Act. Section 3 of the Central Provident Fund (Exemption) Order 2018 provides that Section 7 of the CPF Act does not apply to foreign employees who are not Singapore citizens or permanent residents of Singapore.

2.	Based on our review of the Documents and save as disclosed in this Legal Opinion, we are of the view that each TechCreate Entity is in compliance with the foregoing requirements in relation to CPF contributions for its employees.

3.	Based on our review of the Documents and the list of employers convicted under the CPF Act published by the CPF Board of Singapore as at 25 July 2025, we are not aware of any instances of non-compliance by the TechCreate Entities in respect of the contribution of CPF under the CPF Act for the period of 14 November 2022 to 17 November 2024.

M.	Matters relating to the Listing

A reorganisation of the Group had been undertaken for the purposes of the Listing (the “Reorganisation”), the steps of which are as described in the Registration Statement. Based on our review of the Documents, the Reorganisation is not in breach of or in conflict with any law, regulation, judgement, order, approval or authorisation of any courts, government departments or regulatory authorities in Singapore, or any agreement, deed, instrument or other arrangement to which either TechCreate Entity is a party or by which it, its business or any of its properties or assets is/are bound or affected, and there is nothing from our review of the Documents that indicate otherwise.

Based on our review of the Documents and save as disclosed in this Legal Opinion, we are of the view that:

1.	No approvals, authorisations or consents of and from, or filings with or notifications to any governmental authority or agency in Singapore is required for or as a result of the Listing (including but not limited to the issue, offering and sale of shares under the Listing), save that in relation to the Reorganisation:

a)	the transfer of any Shares shall be duly stamped (i) prior to the transfer, or within 14 days after signing the transfer instrument if it is signed in Singapore (or within 30 days after receiving the transfer instrument in Singapore if it was signed outside Singapore); and (ii) at the stamp duty rate of 0.2% of the purchase price or the value of the Shares; and

b)	the transfer has to be lodged with ACRA within the prescribed timeline (i.e. within 14 days after the occurrence of the transfer) set out in the Companies (Filing of Documents) Regulations.

Based on our review of the Documents, all transfers of Shares to/from the TechCreate Entities in relation to the Reorganisation were duly stamped in accordance with the Stamp Duties Act 1929 of Singapore and duly lodged with ACRA.

2.	The consummation or performance of the transactions contemplated by the Listing (including but not limited to the issue, offering and sale of shares under the Listing) do not contravene, violate, conflict with or constitute a default under: (i) any law, regulation, judgement, ruling, order or decree of Singapore applicable to each TechCreate Entity which is currently in force, (ii) each TechCreate Entity’s constitutional documents and (iii) the Material Contracts.

N.	Tax Matters

Based on the Confirmation Letter:

1.	all tax waivers, tax relief, concession and preferential treatment granted to each TechCreate Entity in Singapore are valid and in full force; and

2.	each TechCreate Entity has duly made all tax filings in a timely manner as required under the applicable Singapore laws and regulations, duly paid all its tax payments and discharged all relevant tax liabilities under the laws of Singapore, and there is no indication of breach of any of its tax-related obligations in Singapore.

VI.	ASSUMPTIONS

In considering the Documents and rendering the advice and/or opinions that we have expressed in Section V herein, we have made the following assumptions:

A.	the authenticity and completeness of all Documents provided to us as originals, and the conformity to the originals of all Documents provided to us as copies. As to any matter of fact relevant to the advice and/or opinions expressed herein, we have relied solely upon the statements, representations, and warranties of TechCreate, Diginius and/or their respective representatives without any independent verification;

B.	the genuineness of all signatures, seals, chops, duty stamp or marking on all the Documents;

C.	each party to any of the Documents is an existing legal entity under the laws of the country of its incorporation, with full legal personality and is able lawfully, and each has full authority or capacity, to enter into such Documents, and that each signature on behalf of each party thereto is that of a person authorised to execute the same;

D.	all Documents as reviewed by us are true, accurate, complete and up-to-date, and to the extent that any of the Documents is dated on or before the date of this Legal Opinion, that such Documents remain accurate as at the date of this Legal Opinion and has not been revoked, rescinded or modified or supplemented to in any way;

E.	no party to any of the Documents has entered into any such Documents in consequence of bad faith or fraud, coercion, duress, misrepresentation or undue influence or on the basis of a mistake of fact or law or believing any such Documents to be fundamentally different in substance or in kind from what it is;

F.	all Documents as reviewed by us has been properly stamped, registered and filed (where necessary), and all other procedures that are necessary to perform in order to make the Documents admissible in evidence have been carried out and within the time limits prescribed by applicable Singapore laws;

G.	the board resolutions, shareholders resolutions and statutory registers of each company provided to us for examination (if any) are true and complete and the board resolutions and shareholders resolutions of each company have not been rescinded or modified and they remain in full force and effect and that no other resolution or action has been taken which could affect the validity of the board resolutions or shareholders’ resolutions;

H.	all resolutions reviewed by us were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions in accordance with the constitutional documents of each TechCreate Entity then in force, and that where certified extracts of resolutions have been provided, that the extracts are a true, correct, complete and accurate record of the actual resolutions approved and passed by the directors or shareholders (as the case may be) of each TechCreate Entity in accordance with the constitutional documents of each TechCreate Entity then in force;

I.	the correctness and accuracy of all facts and information stated or given in all Documents, and in particular, that the information contained in the Searches on each TechCreate Entity is true, accurate and complete and that such information has not since the dates on which such searches have been conducted been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date on which such searches are made;

J.	that all opinions and views expressed in the Confirmation Letter are honestly held and that all such opinions and views expressed were when made and continue to be based on reasonable assumptions and that all statements of fact by any of the foregoing persons were when made and continue to be true, accurate, correct and not misleading in any way; and that they have not omitted to inform us of any matter or thing which is material in relation to the enquiries raised by us;

K.	other than as disclosed in the Searches on the TechCreate Entities, no corporate or other actions have been taken by the TechCreate Entities or any third-party and no other steps have been taken or legal proceedings (other than in a Singapore court) instituted against the TechCreate Entities, for its bankruptcy, insolvency or liquidation (howsoever defined) under the laws of any jurisdiction which may be applied to it, and no previous similar event has taken place with regard to the TechCreate Entities; and

L.	no foreign law affects our advice and/or opinions set out in Section V herein.

The making of the above assumptions does not imply that we have made any enquiry to verify any assumption (other than as expressly stated in this Legal Opinion). No assumption specified above is limited by reference to any other assumption.

VII.	QUALIFICATIONS

Our advice and/or opinions set out in Section V herein are subject to the following qualifications:

A.	we express no advice and/or opinions on the accuracy and completeness of any statements or warranties of fact set out in any agreement, as to which statements or warranties we have not independently verified;

B.	we express no advice and/or opinions as to the ability of the relevant parties to any of the agreements to observe and comply with their respective obligations thereunder;

C.	we express no advice and/or opinions on legal or regulatory requirements of any foreign legal system or law other than Singapore;

D.	we express no advice and/or opinions on any issues relating to tax or revenue, nor the business or commercial implications of any matter or on financial, accounting or actuarial issues, the adequacy of any insurance arrangements or the value or the physical condition of any asset; and

E.	the term “enforceable” as used in this Legal Opinion means that the obligations assumed by TechCreate and/or Diginius (as the case may be) under any agreement are of a type which in general terms are capable of being enforced by the Singapore courts. It does not mean that the obligations under any agreement will necessarily be enforced exactly in accordance with their terms, in particular:

1.	the validity, performance and enforcement of the relevant agreement may be limited by statutes of limitation, lapse of time, waiver and by laws relating to bankruptcy, insolvency, merger, consolidation, liquidation, possessory liens, rights of set off, moratorium arrangements or similar laws affecting creditors’ rights generally and claims may be or become subject to set off or counter claim of third-parties as well as applicable international sanctions;

2.	where obligations are required to be performed in a jurisdiction outside Singapore, they may not be enforceable in Singapore to the extent that performance would be illegal or contrary to public policy under the laws of that jurisdiction;

3.	enforcement may be limited by general principles of equity, for instance, equitable remedies such as injunction and specific performance are, in general, discretionary remedies under Singapore law and may not be available where damages are considered to be an adequate and appropriate remedy;

4.	the enforcement of the obligations of the parties may be limited by the provisions of Singapore law applicable to agreements held to have been frustrated by events happening after their execution;

5.	enforcement proceedings are subject to the general jurisdiction of the court in regard to awards of costs, even as against a successful party;

6.	any provision in any of the relevant agreements providing for the severance of any provision which is illegal, invalid or unenforceable may not be binding under the laws of Singapore as it depends on the nature of the illegality, invalidity or unenforceability in question which issue would be determined by a Singapore court at its discretion;

7.	a Singapore court may refuse to give effect to clauses in any of the relevant agreements in respect of the costs of unsuccessful litigation brought in a Singapore court or where the court itself made an order for costs;

8.	in appropriate circumstances and at the court’s discretion, the courts of Singapore may render judgments in foreign currencies (such judgments may, however, have to be converted into local currencies for enforcement purposes);

9.	the courts of Singapore may refuse to accept jurisdiction or stay proceedings in certain circumstances (for example, if the matter concerned is res judicata, if litigation is pending in another forum on the same matter or if another forum is more convenient);

10.	where a party to any of the agreements is vested with a discretion or may determine a matter in its opinion, Singapore law may require such discretion to be exercised reasonably or that such an opinion is based upon reasonable grounds;

11.	an obligation to pay an amount may be unenforceable if the amount is held to constitute a penalty;

12.	a Singapore court may refuse to give effect to any provision which would involve the enforcement of foreign revenue or penal or other public laws;

13.	a judgment rendered by a court of a foreign country has no direct operation in Singapore but may be:

a)	enforceable by registration (where available) or by common law action; or

b)	(subject to certain conditions) recognised as conclusive of an issue in an action or as conclusive between the parties thereto in all proceedings founded on the same cause of action, and relied on by way of defence or counterclaim in any such actions;

14.	the enforcement of any agreement may be affected if it has been entered into for the purpose of or in connection with money laundering or any other unlawful activity;

15.	we have assumed that the choice of the laws of Singapore in the respective agreements (where applicable) is bona fide and not in contravention of public policy. The choice of law governing any agreement will only be recognised and upheld by the Singapore courts provided that the same is bona fide and there being no reasons for avoiding it for reason of contravention of public policy. A choice of law clause may also not be upheld if it was made with the express purpose of avoiding the law of a jurisdiction with which the relevant agreement has the most substantial connection and which, if in the absence of the stated choice of law would have invalidated the relevant agreement or been inconsistent with it;

16.	the failure to exercise a right may be held by a Singapore court to operate as a waiver of that right notwithstanding any provision to the contrary in any agreement;

17.	the effectiveness of any provisions exculpating a party from liability or duty otherwise owed may be limited by law;

18.	our advice and/or opinions in Section V herein is subject to any limitation on the legality, validity, enforceability or binding nature of the Documents resulting from:

a)	any amendment, waiver, variation or discharge, whether effected by a further or supplemental agreement, side letter or other document or medium, arrangement, course of dealings or otherwise (whether or not evidenced in writing) which may affect such agreements or other matters not expressly disclosed by or apparent on the face of those agreements; or

b)	the possibility that an on-demand obligation may not be enforceable as such in circumstances where fraud has occurred; and

19.	the terms and conditions of the relevant agreements may be amended, revised, varied and/or supplemented orally or by course of conduct notwithstanding any provisions to the contrary.

VIII.	BENEFIT OF THIS LEGAL OPINION

We are addressing this Legal Opinion to TechCreate and the Group at their request and for their benefit, and this Legal Opinion is not to be disclosed to or relied upon by any other person, firm or entity or in respect of any other matter except that it may be provided and disclosed (but not relied upon without our prior written consent) to your respective advisers, directors, officers, employees, agents and controlling persons, The NYSE American, the SEC, or otherwise required by law or rules or regulations, or order of a court or authority, provided always that prior written notice is given to us. This Legal Opinion and/or its contents, as well as our firm’s name and details, may be disclosed, extracted or referenced in the Registration Statement and other documents related to the Listing with our prior written consent as to the form and context in which it appears.

IX.	CONSENT

We hereby consent to the references to our name in the Registration Statement. Further, we hereby consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the regulations promulgated thereunder.

Yours faithfully

/s/ SHOOK LIN & BOK LLP

SHOOK LIN & BOK LLP

SCHEDULE 1 – REFERENCE DOCUMENTS

Documents relating to incorporation and good standing

Diginius

1.	Constitution of Diginius dated 6 February 2020;

2.	Certificate of Incorporation dated 26 July 2024; and

3.	ACRA bizFile dated 25 July 2025.

TechCreate

4.	Memorandum & Articles of Association of TechCreate dated 13 March 2015 as amended on 23 July 2025;

5.	Certificate of Incorporation of Exempt Private Company Limited by Shares dated 16 March 2015;

6.	ACRA bizFile dated 25 July 2025.

Documents relating to past and present directors

Diginius

7.	Electronic register of directors dated 25 July 2025

Documents relating to appointment of Lim Heng Hai as director of Diginius on 6 February 2020

8.	ACRA filing dated 6 February 2020;

9.	Form 45 dated 6 February 2020; and

10.	Minutes of the first Directors’ meeting dated 5 February 2020.

Documents relating to the appointment of Ronald Vong Chin Hua as director of Diginius on 6 February 2020

11.	ACRA filing dated 6 February 2020;

12.	Form 45 dated 6 February 2020; and

13.	Minutes of the first Directors’ meeting dated 5 February 2020.

Documents relating to the cessation of Ronald Vong Chin Hua as director of Diginius on 15 July 2025

14.	Resignation letter dated 15 July 2025;

15.	Directors’ resolution in writing dated 15 July 2025; and

16.	ACRA filing dated 15 July 2025.

TechCreate

17.	Electronic register of directors dated 22 July 2025.

Documents relating to the appointment of Lim Siak Huay as director of TechCreate on 16 March 2015

18.	ACRA filing dated 16 March 2015;

19.	Form 45 dated 13 March 2025; and

20.	Minutes of the first Directors’ meeting dated 16 March 2015.

Documents relating to the cessation of Lim Siak Huay as director of TechCreate on 20 November 2019

21.	ACRA filing dated 20 November 2019;

Documents relating to the appointment of Lim Heng Hai as director of TechCreate on 16 March 2015

22.	ACRA filing dated 16 March 2015;

23.	Form 45 dated 13 March 2025; and

24.	Minutes of the first Directors’ meeting dated 16 March 2015.

Documents relating to the appointment of Ronald Vong Chin Hua as director of TechCreate on 4 June 2021

25.	ACRA filing dated 4 June 2021;

26.	Form 45 dated 4 June 2021; and

27.	Directors’ Resolution in Writing dated 4 June 2021.

Documents relating to the cessation of Ronald Vong Chin Hua as director of TechCreate on 15 July 2025

28.	Resignation Letter dated 10 July 2025; and

29.	ACRA filing dated 4 June 2021.

Documents relating to the appointment of Ling Wee Seng @ Lim Chin San as director of TechCreate on 16 February 2024

30.	ACRA filing dated 16 February 2024;

31.	Form 45 dated 16 February 2024; and

32.	Directors’ Resolution in Writing dated 16 February 2024.

Documents relating to the appointment of Paul Gwee Choon Guan as director of TechCreate on 16 February 2024

33.	ACRA filing dated 16 February 2024;

34.	Form 45 dated 16 February 2024; and

35.	Directors’ Resolution in Writing dated 16 February 2024.

Documents relating to the retirement of Paul Gwee Choon Guan as director of TechCreate on 11 July 2025

36.	Minutes of Annual General Meeting dated 11 July 2025; and

37.	ACRA filing dated 14 July 2025.

Documents relating to the appointment of Ng Ling Soon (Huang Neng Shun) as director of TechCreate on 27 June 2025

38.	ACRA filing dated 30 June 2025;

39.	Form 45 dated 27 June 2025; and

40.	Directors’ Resolution in Writing dated 27 June 2025.

ACRA filing dated 4 June 2021.

Documents relating to past and present secretaries

Diginius

41.	Electronic register of secretaries dated 26 July 2024.

Documents relating to appointment of Koh Chiang Teck (Xu Jiande) as secretary of Diginius on 6 February 2020

42.	ACRA filing dated 6 February 2020;

43.	Form 45B dated 6 February 2020; and

44.	Minutes of the first Directors’ meeting dated 5 February 2020.

TechCreate

45.	Electronic register of secretaries dated 22 July 2025.

Documents relating to appointment of Koh Chiang Teck (Xu Jiande) as secretary of TechCreate on 16 March 2015

46.	ACRA filing dated 16 March 2015;

47.	Form 45B dated 16 March 2015; and

48.	Minutes of the first Directors’ meeting dated 16 March 2015.

Documents relating to past and present auditors

TechCreate

49.	Electronic register of auditors dated 10 September 2024.

Documents relating to appointment of Brandon Soh & Associates PAC as the auditor of TechCreate on 22 March 2021

50.	Consent to act dated 2 March 2021;

51.	Audit engagement letter dated 2 March 2021, signed by Lim Heng Hai on 8 March 2021;

52.	ACRA filing dated 22 March 2021; and

53.	Directors’ Resolution in Writing dated 22 March 2021.

Documents relating to cessation of Brandon Soh & Associates PAC as the auditor of TechCreate on 15 February 2023

54.	Directors’ Resolution in Writing dated 15 February 2023;

55.	Minutes of EGM dated 15 February 2023;

56.	Termination letter dated 15 February 2023; and

57.	ACRA filing dated 15 February 2023.

Documents relating to appointment of OneAsia Corporate Assurance PAC as the auditor of TechCreate on 15 February 2023

58.	Consent to act dated 15 February 2023;

59.	Directors’ Resolution in Writing dated 15 February 2023;

60.	Minutes of EGM dated 15 February 2023;

61.	Termination letter dated 15 February 2023; and

62.	ACRA filing dated 15 February 2023.

Documents relating to Annual General Meetings

Diginius

For the financial year ended 31 December 2021 – AGM Exempted

63.	Directors’ Resolution in Writing dated 24 May 2022; and

64.	Statutory filing of Annual Return dated 21 July 2022.

For the financial year ended 31 December 2022 – AGM Exempted

65.	Directors’ Resolution in Writing dated 17 April 2023; and

66.	Statutory filing of Annual Return dated 21 June 2023.

For the financial year ended 31 December 2023 – AGM Exempted

67.	Directors’ Resolution in Writing dated 31 May 2024; and

68.	Statutory filing of Annual Return dated 10 July 2024.

For the financial year ended 31 December 2024 – AGM Exempted

69.	Directors’ Resolution in Writing dated 10 July 2025;

70.	Notice of AGM dated 11 July 2025;

71.	Consent to shorter notice dated 11 July 2025;

72.	Minutes of AGM dated 11 July 2025;

73.	ACRA filing for extension of time for AGM dated 27 June 2025; and

74.	Statutory filing of Annual Return dated 14 July 2025.

TechCreate

For the financial year ended 31 December 2015 – AGM held on 30 June 2016

75.	Directors’ Resolution in Writing dated 16 June 2016;

76.	Notice of AGM dated 16 June 2016;

77.	Minutes of AGM dated 30 June 2016; and

78.	Statutory filing of Annual Return dated 12 July 2016.

For the financial year ended 31 December 2016 – AGM held on 30 June 2017

79.	Directors’ Resolution in Writing dated 16 June 2017;

80.	Notice of AGM dated 16 June 2017;

81.	Minutes of AGM dated 30 June 2017; and

82.	Statutory filing of Annual Return dated 18 July 2017.

For the financial year ended 31 December 2017 – AGM held on 30 June 2018

83.	Directors’ Resolution in Writing dated 16 June 2018;

84.	Notice of AGM dated 16 June 2018;

85.	Minutes of AGM dated 30 June 2018; and

86.	Statutory filing of Annual Return dated 16 July 2018.

For the financial year ended 31 December 2018 – AGM held on 30 June 2019

87.	Directors’ Resolution in Writing dated 31 May 2019;

88.	Notice of AGM dated 16 June 2019;

89.	Minutes of AGM dated 30 June 2019; and

90.	Statutory filing of Annual Return dated 12 July 2019.

For the financial year ended 31 December 2019 – AGM by way of Members’ Resolution in Writing on 1 May 2020

91.	Directors’ Resolution in Writing dated 31 May 2020;

92.	Members’ Resolution in Writing of AGM dated 1 May 2020; and

93.	Statutory filing of Annual Return dated 21 July 2020.

For the financial year ended 31 December 2020 – AGM held on 4 June 2021

94.	Directors’ Resolution in Writing dated 27 May 2021;

95.	Notice of AGM dated 27 May 2021;

96.	Consent to shorter notice dated 27 May 2021;

97.	Minutes of AGM dated 4 June 2021; and

98.	Statutory filing of Annual Return dated 9 June 2021.

For the financial year ended 31 December 2021 – AGM Exempted

99.	Directors’ Resolution in Writing dated 20 May 2022; and

100.	Statutory filing of Annual Return dated 25 July 2022.

For the financial year ended 31 December 2022 – AGM held on 30 June 2023

101.	Directors’ Resolution in Writing dated 12 June 2023;

102.	Notice of AGM dated 16 June 2023;

103.	Minutes of AGM dated 30 June 2023; and

104.	Statutory filing of Annual Return dated 12 July 2023.

For the financial year ended 31 December 2023 – AGM held on 30 June 2024

105.	Directors’ Resolution in Writing dated 28 June 2024;

106.	Notice of AGM dated 28 June 2024;

107.	Consent to shorter notice dated 28 June 2024;

108.	Minutes of AGM dated 30 June 2024; and

109.	Statutory filing of Annual Return dated 15 July 2024.

For the financial year ended 31 December 2024 – AGM held on 11 July 2025

110.	Directors’ Resolution in Writing dated 10 July 2025;

111.	Notice of AGM dated 11 July 2025;

112.	Consent to shorter notice dated 11 July 2025;

113.	Minutes of AGM dated 11 July 2025; and

114.	Statutory filing of Annual Return dated 14 July 2025.

Documents relating to the issuance of shares

Diginius

115.	Electronic register of members of the Company dated 22 July 2025.

Issuance of Six Thousand (6,000) ordinary share to Ronald Vong Chin Hua on 6 February 2020

116.	ACRA filing dated 6 February 2020;

117.	Minutes of the first Directors’ meeting dated 5 February 2020.; and

118.	Share Certificate No. 1 dated 6 February 2020.

Issuance of Four Thousand (4,000) ordinary share to Lim Heng Hai on 6 February 2020

119.	ACRA filing dated 6 February 2020;

120.	Minutes of the first Directors’ meeting dated 5 February 2020.; and

121.	Share Certificate No. 2 dated 6 February 2020.

TechCreate

122.	Electronic register of members of TechCreate dated 22 July 2025.

Issuance of Ninety Thousand (90,000) ordinary shares to Lim Heng Hai on 16 March 2015

123.	ACRA filing dated 16 March 2015;

124.	Form for application of shares on incorporation;

125.	Minutes of the first Directors’ meeting dated 16 March 2015; and

126.	Share certificate No. 2 dated 16 March 2015.

Issuance of Ten Thousand (10,000) ordinary shares to Lim Siak Huay on 16 March 2015

127.	ACRA filing dated 16 March 2015;

128.	Form for application of shares on incorporation;

129.	Minutes of the first Directors’ meeting dated 16 March 2015; and

130.	Share certificate No. 1 dated 16 March 2015.

Issuance of One Thousand Eight Hundred and Eighty (1,880) ordinary shares to ICHAM Master Fund VCC on 26 September 2024

131.	Subscription Agreement between ICHAM and TechCreate and Lim Heng Hai and Ronald Vong for ICHAM to invest in the Company and subscribe for shares in the Company dated 1 August 2024;

132.	ACRA filing dated 27 September 2024;

133.	DRIW approving entry into Subscription Agreement dated 1 August 2024;

134.	DRIW approving allotment dated 13 August 2024;

135.	ACRA (Notice of Error) filing dated 2 October 2024 – correcting the date of EGM from 23 September 2024 to 13 August 2024;

136.	Notice of EGM dated 30 July 2024;

137.	Minutes of EGM dated 13 August 2024;

138.	Share certificate No. 6 dated 13 August 2024.

Documents relating to the transfer of shares

Diginius

Transfer of Two Thousand and One Hundred (2,100) ordinary shares from Ronald Vong Chin Hua to TechCreate Solution Private Limited on 2 June 2022

139.	Sale and Purchase Agreement of shares dated 2 June 2022;

140.	Certificate of stamp duty issued by the Stamp Office of Singapore dated 8 June 2022;

141.	Directors’ Resolution in Writing dated 2 June 2022;

142.	Share transfer form dated 2 June 2022;

143.	ACRA filing dated 2 June 2022; and

144.	Share certificate No. 3 and 5 dated 2 June 2022.

Transfer of Three Thousand (3,000) ordinary shares from Lim Heng Hai to TechCreate Solution Private Limited on 2 June 2022

145.	Sale and Purchase Agreement for shares dated 2 June 2022;

146.	Certificate of stamp duty issued by the Stamp Office of Singapore dated 8 June 2022;

147.	Directors’ Resolution in Writing dated 2 June 2022;

148.	Share transfer form dated 2 June 2022;

149.	ACRA filing dated 2 June 2022; and

150.	Share certificate No. 4 and 5 dated 2 June 2022.

Transfer of Three Thousand and Nine Hundred (3,900) ordinary shares from Ronald Vong Chin Hua to TechCreate Solution Private Limited

151.	Share Swap Agreement between Lim Heng Hai and Ronald Vong Chin Hua dated 30 October 2024;

152.	Certificate of stamp duty issued by the Stamp Office of Singapore dated 27 January 2025;

153.	Directors’ Resolution in Writing dated 30 October 2024;

154.	Share transfer form dated 30 October 2024; and

155.	Share certificate No. 6 dated 30 October 2024.

Transfer of One Thousand (1,000) ordinary shares from Lim Heng Hai to TechCreate Solution Private Limited

156.	Share Swap Agreement between Lim Heng Hai and Ronald Vong Chin Hua dated 30 October 2024;

157.	Certificate of stamp duty issued by the Stamp Office of Singapore dated 27 January 2025;

158.	Directors’ Resolution in Writing dated 30 October 2024;

159.	Share transfer form dated 30 October 2024 (as confirmed by Diginius); and

160.	Share certificate No. 6 dated 30 October 2024.

TechCreate

Transfer of Ten Thousand (10,000) ordinary shares from Lim Siak Huay to Lim Heng Hai on 17 December 2019

161.	Grant of Probate dated 14 November 2019, and issued 18 November 2019;

162.	Directors’ Resolution in Writing dated 17 December 2019;

163.	Share transfer form dated 17 December 2019;

164.	ACRA filing dated 17 December 2019; and

165.	Share certificate No. 3 dated 17 December 2019.

Transfer of Fifteen Thousand (15,000) ordinary shares from Lim Heng Hai to Ronald Vong Chin Hua on 2 June 2022

166.	Directors’ Resolution in Writing dated 2 June 2022;

167.	Certificate of stamp duty issued by the Stamp Office of Singapore dated 8 June 2022;

168.	Share transfer form dated 2 June 2022;

169.	ACRA filing dated 2 June 2022; and

170.	Share certificate No. 4 and 5 dated 2 June 2022.

Transfer of Four Thousand and Seven Hundred (4,700) ordinary shares from Lim Heng Hai to Ronald Vong Chin Hua on 28 October 2024

171.	Directors’ Resolution in Writing dated 28 October 2024;

172.	Certificate of stamp duty issued by the Stamp Office of Singapore dated 1 November 2024;

173.	Share transfer form dated 28 October 2024;

174.	ACRA filing dated 28 October 2024; and

175.	Share certificate No. 7 and 8 dated 28 October 2024.

Transfer of Four Thousand and One Hundred (4,100) ordinary shares from Ronald Vong Chin Hua to Chai Chang Ruey Fen on 20 November 2024

176.	Directors’ Resolution in Writing dated 20 November 2024;

177.	Certificate of stamp duty issued by the Stamp Office of Singapore dated 21 November 2024;

178.	Share transfer form dated 20 November 2024;

179.	ACRA filing dated 20 November 2024; and

180.	Share certificate No. 10 and 13 dated 20 November 2024.

Transfer of Four Thousand and One Hundred (4,100) ordinary shares from Ronald Vong Chin Hua to Vong Tze Poh on 20 November 2024

181.	Directors’ Resolution in Writing dated 20 November 2024;

182.	Certificate of stamp duty issued by the Stamp Office of Singapore dated 21 November 2024;

183.	Share transfer form dated 20 November 2024;

184.	ACRA filing dated 20 November 2024; and

185.	Share certificate No. 14 dated 20 November 2024.

Transfer of Four Thousand and One Hundred (4,100) ordinary shares from Lim Heng Hai to Neo Meng Chu on 20 November 2024

186.	Directors’ Resolution in Writing dated 20 November 2024;

187.	Certificate of stamp duty issued by the Stamp Office of Singapore dated 21 November 2024;

188.	Share transfer form dated 20 November 2024;

189.	ACRA filing dated 20 November 2024; and

190.	Share certificate No. 9 and 11 dated 20 November 2024.

Transfer of Four Thousand and One Hundred (4,100) ordinary shares from Lim Heng Hai to Teo Mui Lan on 20 November 2024

191.	Directors’ Resolution in Writing dated 20 November 2024;

192.	Certificate of stamp duty issued by the Stamp Office of Singapore dated 21 November 2024;

193.	Share transfer form dated 20 November 2024;

194.	ACRA filing dated 20 November 2024; and

195.	Share certificate No. 12 dated 20 November 2024.

Transfer of Eight Hundred (800) ordinary shares from Lim Heng Hai to Neo Meng Chu on 18 March 2025

196.	Sale and Purchase Agreement dated 18 March 2025;

197.	Directors’ Resolution in Writing dated 18 March 2025;

198.	Certificate of stamp duty issued by the Stamp Office of Singapore dated 20 March 2025;

199.	Share transfer form dated 18 March 2025;

200.	ACRA filing dated 19 March 2025; and

201.	Share certificate No. 15 and 16 dated 22 March 2025.

Transfer of Eight Hundred (800) ordinary shares from Lim Heng Hai to Teo Mui Lan on 18 March 2025

202.	Sale and Purchase Agreement dated 18 March 2025;

203.	Directors’ Resolution in Writing dated 18 March 2025;

204.	Certificate of stamp duty issued by the Stamp Office of Singapore dated 20 March 2025;

205.	Share transfer form dated 18 March 2025;

206.	ACRA filing dated 19 March 2025; and

207.	Share certificate No. 17 dated 22 March 2025.

Transfer of Eight Hundred (800) ordinary shares from Lim Heng Hai to Chai Chang Ruey Fen on 18 March 2025

208.	Sale and Purchase Agreement dated 18 March 2025;

209.	Directors’ Resolution in Writing dated 18 March 2025;

210.	Certificate of stamp duty issued by the Stamp Office of Singapore dated 20 March 2025;

211.	Share transfer form dated 18 March 2025;

212.	ACRA filing dated 19 March 2025; and

213.	Share certificate No. 18 dated 22 March 2025.

Transfer of Eight Hundred (800) ordinary shares from Lim Heng Hai to Vong Tze Poh on 18 March 2025

214.	Sale and Purchase Agreement dated 18 March 2025;

215.	Directors’ Resolution in Writing dated 18 March 2025;

216.	Certificate of stamp duty issued by the Stamp Office of Singapore dated 20 March 2025;

217.	Share transfer form dated 18 March 2025;

218.	ACRA filing dated 19 March 2025; and

219.	Share certificate No. 19 dated 22 March 2025.

Transfer of Three Thousand One Hundred and Forty Two (3,142) ordinary shares from Lim Heng Hai to Ronald Vong Chin Hua on 18 March 2025

220.	Sale and Purchase Agreement dated 18 March 2025;

221.	Directors’ Resolution in Writing dated 18 March 2025;

222.	Certificate of stamp duty issued by the Stamp Office of Singapore dated 20 March 2025;

223.	Share transfer form dated 18 March 2025;

224.	ACRA filing dated 19 March 2025; and

225.	Share certificate No. 20 dated 22 March 2025.

Transfer of Four Thousand and Nine Hundred (4,900) ordinary shares from Lim Heng Hai to Lim Chong Guang on 17 July 2025

226.	Sale and Purchase Agreement dated 25 June 2025;

227.	Directors’ Resolution in Writing dated 25 June 2025;

228.	Certificate of stamp duty issued by the Stamp Office of Singapore dated 26 June 2025;

229.	Share transfer form dated 26 June 2025;

230.	Waiver letter of pre-emption rights dated 25 June 2025;

231.	ACRA filing dated 17 July 2025; and

232.	Share certificate No. 21, 22 and 24 dated 17 July 2025.

Transfer of Four Thousand and Seventy Five (4,075) ordinary shares from Ronald Vong Chin Hua to iCapital Holdings (SG) Pte. Ltd. on 17 July 2025

233.	Sale and Purchase Agreement dated 25 June 2025;

234.	Directors’ Resolution in Writing dated 25 June 2025;

235.	Certificate of stamp duty issued by the Stamp Office of Singapore dated 16 July 2025;

236.	Share transfer form dated 25 June 2025;

237.	Waiver letter of pre-emption rights dated 25 June 2025;

238.	ACRA filing dated 17 July 2025; and

239.	Share certificate No. 23 dated 17 July 2025.

Transfer of One Hundred and One Thousand Eight Hundred and Eighty (101,880) ordinary shares from Lim Heng Hai to Ronald Vong Chin Hua on 18 March 2025

240.	Share Restructuring Agreement dated 25 July 2025;

241.	Directors’ Resolution in Writing dated 24 July 2025;

242.	Certificate of stamp duty issued by the Stamp Office of Singapore dated 25 July 2025;

243.	Share transfer form dated 24 July 2025; and

244.	ACRA filing dated 25 July 2025.

Documents relating to material contracts

TechCreate

245.	Distributor Agreement entered into between OrangePay and TechCreate dated 2 January 2020;

246.	Partner Agreement entered into between Axway and TechCreate dated 13 August 2019; and

247.	Subscription Agreement between ICHAM and TechCreate and Lim Heng Hai and Ronald Vong for ICHAM to invest in the Company and subscribe for shares in the Company dated 1 August 2024.

Documents relating to loans

Diginius

Outstanding Working Capital Loan of S$443,348.98 from United Overseas Bank Limited

248.	Confirmation Letter dated 26 April 2024 for SME Working Capital Loan entered into between Diginius and United Overseas Bank Limited;

249.	Confirmation of Balance Letter dated 16 January 2025 for SME Working Capital Loan entered into between Diginius and United Overseas Bank Limited;

250.	Directors’ Resolution in Writing dated 8 April 2024; and

251.	Members’ Resolution in Writing dated 8 April 2024.

TechCreate

Terminated Revolving Term Loan (Business Revolving Short Term Loan) of S$150,000.00 from Overseas-Chinese Banking Corporation Limited

252.	Letter of Offer dated 2 May 2024 for Revolving Term Loan (Business Revolving Short Term Loan) entered into between TechCreate and Overseas-Chinese Banking Corporation Limited;

253.	Letter of Cancellation of Loan dated 24 April 2025 for Revolving Term Loan (Business Revolving Short Term Loan) entered into between TechCreate and Overseas-Chinese Banking Corporation Limited; and

254.	Overseas-Chinese Banking Corporation Limited Standard Terms and Conditions Governing Banking Facilities and Terms and Conditions Governing Business Loans.

Outstanding Working Capital Loan of S$315,394.74 from Overseas-Chinese Banking Corporation Limited

255.	Letter of Offer dated 2 May 2024 for Working Capital Loan entered into between TechCreate and Overseas-Chinese Banking Corporation Limited;

256.	Audit Confirmation Letter for outstanding loan sum as of 31 December 2024 dated 8 February 2025;

257.	Overseas-Chinese Banking Corporation Limited Standard Terms and Conditions Governing Banking Facilities and Terms and Conditions Governing Business Loans.

Documents relating to leased properties

Diginius

258.	Tenancy Agreement for Block 336 Smith Street #06-310, Singapore 050336 entered into between Diginius and the Housing and Development Board for a term of three (3) years commencing 16 July 2023 and expiring 15 June 2026.

TechCreate

259.	Tenancy Agreement for Block 336 Smith Street #06-303, Singapore 050336 entered into between TechCreate and the Housing and Development Board for a term of three (3) years commencing 1 July 2021 and expiring 30 June 2024;

260.	Letter of Acceptance for the renewal of the Tenancy Agreement for Block 336 Smith Street #06- 303, Singapore 050336 entered into between TechCreate and the Housing and Development Board for a term of three (3) years commencing 1 July 2024 and expiring 30 June 2027; and

261.	Tenancy Agreement for Block 336 Smith Street #06-303, Singapore 050336 entered into between TechCreate and OrangePay for a term of three (3) years commencing 1 July 2024 and expiring 30 June 2027.

Documents relating to insurance

TechCreate

262.	Policy Schedule dated 5 August 2024 and Certificate of Insurance for Work Injury Compensation Act 2019 Insurance Policy (Policy No.: D24WCANNL001605) by SOMPO Insurance Singapore Pte. Ltd. with coverage from 6 August 2024 to 5 August 2025.

Documents relating to employment matters

Diginius

263.	List of employers convicted under the Employment Act as published by the MOM as at 25 July 2025 for the period of January 2024 to December 2024; and

264.	List of employers convicted under the CPF Act published by the CPF Board of Singapore as at 25 July 2025 for the period of 14 November 2022 to 17 November 2024.

TechCreate

265.	Employment Agreement for the employment of Law Chiew Kong as Regional Senior Project Manager, ASEAN entered into between TechCreate and Law Chiew Kong dated 30 June 2021;

266.	Employment Agreement for the employment of Lee Siew Chin as Contract Senior Consultant entered into between TechCreate and Lee Siew Chin dated 24 November 2021;

267.	Employment Agreement for the employment of Lim Eng Wee as Senior Associate, Marketing entered into between TechCreate and Lim Eng Wee dated 24 June 2022;

268.	Employment Agreement for the employment of Khoo Siew Ping as Contract Senior Consultant entered into between TechCreate and Khoo Siew Ping dated 24 June 2023;

269.	Employment Agreement for the employment of Tay Choon Seah as Contract Senior Consultant entered into between TechCreate and Tay Choon Seah dated 26 July 2023;

270.	List of employers convicted under the Employment Act as published by the MOM as at 25 July 2025 for the period of January 2024 to December 2024; and

271.	List of employers convicted under the CPF Act published by the CPF Board of Singapore as at 25 July 2025 for the period of 14 November 2022 to 17 November 2024.

Documents relating to handling of money policy

Diginius

272.	Diginius Policy on the Handling of Money and Compliance with Singapore’s Anti-Corruption and Anti-Money Laundering Legislation.

TechCreate

273.	TechCreate Group Anti-Corruption and Anti-Money Laundering Policies.

Documents relating to personal data policy

Diginius

274.	Diginius Personal Data Protection Policy.

TechCreate

275.	TechCreate Group Personal Data Protection Policy.

Searches conducted

Diginius

276.	Business profile search conducted on 25 July 2025 with ACRA on Diginius;

277.	IPOS public search conducted on 25 July 2025 on Diginius;

278.	Litigation Searches dated 25 July 2025 – Insolvency (Including Judicial Management) (Supreme Court) (1 January 2022 – 25 July 2025) on Diginius; and

279.	Litigation Searches dated 25 July 2025 – Composite Litigation Search (Supreme Court / State Courts) (1 January 2022 – 25 July 2025) on Diginius.

TechCreate

280.	Business profile search conducted on 25 July 2025 with ACRA on TechCreate;

281.	IPOS public search conducted on 25 July 2025 on TechCreate;

282.	Litigation Searches dated 25 July 2025 – Insolvency (Including Judicial Management) (Supreme Court) (1 January 2022 – 25 July 2025) on TechCreate; and

283.	Litigation Searches dated 25 July 2025 – Composite Litigation Search (Supreme Court / State Courts) (1 January 2022 – 25 July 2025) on TechCreate.

Confirmation letter

284.	Confirmation letter for both Diginius and TechCreate from the Lim Heng Hai dated 29 July 2025.

SCHEDULE 2 – SHAREHOLDING

Diginius

Date	Issue / Transfer	Shareholder(s)	No. of Shares issued/ transferred	Consideration	Resultant issued and paid- up share capital (S$)	Remarks
6 February 2020	Issue	Ronald Vong Chin Hua	6,000	S$6,000.00	S$10,000 comprising 10,000 ordinary shares	Incorporation
6 February 2020	Issue	Lim Heng Hai	4,000	S$4,000.00	S$10,000 comprising 10,000 ordinary shares	Incorporation
2 June 2022	Transfer	Ronald Vong Chin Hua > TechCreate Solution Private Limited	2,100	S$2,100.00	S$10,000 comprising 10,000 ordinary shares
2 June 2022	Transfer	Lim Heng Hai > TechCreate Solution Private Limited	3,000	S$3,000.00	S$10,000 comprising 10,000 ordinary shares
30 October 2024	Transfer	Ronald Vong Chin Hua > TechCreate Solution Private Limited	3,900	4,700 ordinary shares in TechCreate Solution Private Limited	S$10,000 comprising 10,000 ordinary shares
30 October 2024	Transfer	Lim Heng Hai > TechCreate Solution Private Limited	1,000	-	S$10,000 comprising 10,000 ordinary shares

Notes:

(1)	“>“ refers to transferred to.

TechCreate

Date	Issue / Transfer	Shareholders	No. of Shares issued/ transferred	Consideration	Resultant issued and paid-up share capital (S$)	Remarks
16 March 2015	Issue	Lim Heng Hai	90,000	S$90,000.00	S$90,000 comprising 90,000 ordinary shares	Incorporation
16 March 2015	Issue	Lim Siak Huay	10,000	S$10,000.00	S$100,000 comprising 100,000 ordinary shares	Incorporation
17 December 2019	Transfer	Lim Siak Huay > Lim Heng Hai	10,000	S$10,000.00	S$100,000 comprising 100,000 ordinary shares	Lim Siak Huay (Deceased)
2 June 2022	Transfer	Lim Heng Hai > Ronald Vong Chin Hua	15,000	S$15,000.00	S$100,000 comprising 100,000 ordinary shares
26 September 2024	Issue	ICHAM Master Fund VCC	1,880	US$940,000.00	S$1,341,740 comprising 101,880 ordinary shares	Share Subscription
28 October 2024	Transfer	Lim Heng Hai > Ronald Vong Chin Hua	4,700	Ronald’s 3,900 ordinary shares held in Diginius transferred to TechCreate	S$1,341,740 comprising 101,880 ordinary shares
20 November 2024	Transfer	Ronald Vong Chin Hua > Chai Chang Ruey Fen	4,100	S$33,400.00	S$1,341,740 comprising 101,880 ordinary shares
20 November 2024	Transfer	Ronald Vong Chin Hua > Vong Tze Poh	4,100	S$33,400.00	S$1,341,740 comprising 101,880 ordinary shares
20 November 2024	Transfer	Lim Heng Hai > Neo Meng Chu	4,100	S$33,400.00	S$1,341,740 comprising 101,880 ordinary shares
20 November 2024	Transfer	Lim Heng Hai > Teo Mui Lan	4,100	S$33,400.00	S$1,341,740 comprising 101,880 ordinary shares
18 March 2025	Transfer	Lim Heng Hai > Neo Meng Chu	800	S$10,536.00	S$1,341,740 comprising 101,880 ordinary shares

Date	Issue / Transfer	Shareholders	No. of Shares issued/ transferred	Consideration	Resultant issued and paid-up share capital (S$)	Remarks
18 March 2025	Transfer	Lim Heng Hai > Teo Mui Lan	800	S$10,536.00	S$1,341,740 comprising 101,880 ordinary shares
18 March 2025	Transfer	Lim Heng Hai > Chai Cheng Reuy Fen	800	S$10,536.00	S$1,341,740 comprising 101,880 ordinary shares
18 March 2025	Transfer	Lim Heng Hai > Vong Tze Poh	800	S$10,536.00	S$1,341,740 comprising 101,880 ordinary shares
18 March 2025	Transfer	Lim Heng Hai > Ronald Vong Chin Hua	3,142	S$41,380.00	S$1,341,740 comprising 101,880 ordinary shares
17 July 2025	Transfer	Lim Heng Hai > Lim Chong Guang	4,900	S$45,000.00	S$1,341,740 comprising 101,880 ordinary shares
17 July 2025	Transfer	Ronald Vong Chin Hua > iCapital Holdings (SG) Pte. Ltd.	4,075	S$53,667.75	S$1,341,740 comprising 101,880 ordinary shares
25 July 2025	Transfer	Lim Heng Hai, Ronald Vong Chin Hua, Chai Chang Ruey Fen, Vong Tze Poh, Teo Mui Lan, Neo Meng Chu, Lim Chong Guang, ICHAM, iCapital Holdings (SG) Pte. Ltd.	101,880	9,999 ordinary shares in TechCreate Group Inc.	S$1,341,740 comprising 101,880 ordinary shares	Reorganisation

Notes:

“>“ refers to transferred to.

SCHEDULE 3 – SEARCHES ON THE TECHCREATE ENTITIES

Diginius

Court	Case Details	Plaintiff(s)	Defendants(s)	Nature of Claim / Amount	Outcome
N/A	N/A	N/A	N/A	N/A	N/A

TechCreate

Court	Case Details	Plaintiff(s)	Defendants(s)	Nature of Claim / Amount	Outcome
N/A	N/A	N/A	N/A	N/A	N/A